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                                                                    EXHIBIT 3.38

                            CERTIFICATE OF FORMATION

                      Pursuant to 6 Del. C. Section 18-201

(1)      The name of the limited liability company:

                              Nueces Bay Energy LLC

(2) The address of the registered office and the name and address of the registered agent:

                          Corporation Service Company
                          1013 Centre Road
                          Wilmington, Delaware 19805

                                                /s/ Jody L. Rollenhagen
                                                --------------------------------
                                                Signature of Organizer:

                                                Name and Address of Organizer:

                                                Jody L. Rollenhagen
                                                30 South Wacker Drive
                                                Chicago, Illinois 60606

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 03/06/1998
    981088346 - 2868370